Exhibit 99.1

RetailMeNot Statement on Recent Press Concerning Commentary on Search Engine Ranking Performance

AUSTIN, Texas, May 22, 2014 — RetailMeNot, Inc. (NASDAQ:SALE) wanted to take this opportunity to respond to recent articles about RetailMeNot.com’s keyword performance on Google.

The company believes these reports greatly overstate the impact on RetailMeNot.com. Over RetailMeNot’s history, search engines have periodically implemented algorithm changes that have caused traffic to fluctuate. It is too early to judge any potential impact of the latest Google algorithm change. While RetailMeNot’s traffic with Google continues to grow year-over-year, the company has experienced some shift in rankings and traffic. The company continues to believe its focus on content quality and user experience will continue to help grow the business, enable consumers to save money and drive retailer sales.

With RetailMeNot’s 600,000 digital offers from over 70,000 retailers and brands, the company believes it offers consumers the largest selection of digital offers. Since a substantial portion of those offers are not monetized today, traffic fluctuations do not necessarily correlate to financial performance. At this time, RetailMeNot does not have an update to its financial guidance.

RetailMeNot has made considerable strides to diversify its traffic sources. In the first quarter 2014, approximately 35% of RetailMeNot’s traffic came from sources other than search engines. RetailMeNot has its highest brand awareness metrics in the company’s history, and millions of consumers are coming to RetailMeNot directly through its mobile applications.

RetailMeNot’s strategy remains unchanged. The company will continue to strive to provide consumers with the best user experience and highest quality offers from leading retailers and brands.

About RetailMeNot, Inc.

RetailMeNot, Inc. (www.retailmenot.com/corp/) operates the world’s largest marketplace for digital offers. The company enables consumers across the globe to find hundreds of thousands of digital offers from retailers and brands. RetailMeNot, Inc. estimates that $3.5 billion in paid retailer sales were attributable to consumer traffic from digital offers in its marketplace in 2013. Its websites experienced more than 590 million visits in the last twelve months. Its mobile apps have been downloaded over 16 million times. The RetailMeNot, Inc. portfolio includes www.RetailMeNot.com, the world’s largest marketplace for digital offers in the United States; www.RetailMeNot.ca in Canada; www.VoucherCodes.co.uk, the largest marketplace for digital offers in the United Kingdom; www.Deals.com in Germany; www.Actiepagina.nl, a leading digital offer site in the Netherlands; http://www.Bons-de-Reduction.com and www.Ma-Reduc.com, leading digital offer sites in France; www.Poulpeo.com, a leading digital offer site with cash back in France;

and www.Deals2Buy.com, a leading digital offer site in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit: http://investor.retailmenot.com/.

Be sure to “like” RetailMeNot, Inc. on Facebook and follow the company via Twitter @retailmenotinc.

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

Investor Contact

Michael Magaro

RetailMeNot, Inc.

ir@rmn.com

(512) 777-2899

— RMNSALE-F –

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; RetailMeNot’s ability to attract visitors to its websites from search engines; RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; RetailMeNot’s need to monetize digital offers available through its mobile solutions; the competitive environment for RetailMeNot’s business;

changes in consumer sentiment regarding RetailMeNot’s use of cookies; RetailMeNot’s need to manage regulatory, tax and litigation risks; RetailMeNot’s ability to protect consumer data and its intellectual property; RetailMeNot’s ability to manage international business uncertainties; the impact and integration of recent and future acquisitions; and other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 18, 2014. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.